Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-4

WISeKey International Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	(1)	Other	4,177,172	$13.80	$57,644,973.60	0.0001381	$7,960.77
Fees to be Paid	Equity	B Shares	(2)	Other	413,580	$13.80	$5,707,404.00	0.0001381	$788.20

Total Offering Amounts:							$63,352,377.60		8,748.97
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$8,748.97

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Offering Note(s)

(1)	All securities being registered will be issued by WISeKey International Corp., a BVI business company limited by shares (“WISeKey BVI”), in connection with the Merger of WISeKey International Holding AG, a Swiss corporation (“WISeKey CH”), with WISeKey BVI as described in the prospectus forming part of this registration statement on Form F-4.

The amount of registration fee is calculated pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.00013810.

The amount registered for Ordinary Shares represents the maximum number of WISeKey BVI Ordinary Shares issuable in the Merger in exchange for WISeKey CH Class B Shares (as defined in this prospectus), including WISeKey CH Class B Shares represented by WISeKey CH ADSs (as defined in this prospectus), based on 4,177,172 WISeKey CH Class B Shares outstanding immediately before the Merger and an exchange ratio of one WISeKey BVI Ordinary Share for each WISeKey CH Class B Share.

Pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $13.80, which represents the average of the high and low prices of WISeKey CH Class B Shares on SIX Swiss Exchange Ltd (“SIX”) on July 13, 2026, converted into U.S. dollars using the CHF-to-USD exchange rate of $1.23 on July 13, 2026, by the maximum number of WISeKey CH Class B Shares to be cancelled or exchanged for WISeKey BVI Ordinary Shares.

(2)	All securities being registered will be issued by WISeKey International Corp., a BVI business company limited by shares (“WISeKey BVI”), in connection with the Merger of WISeKey International Holding AG, a Swiss corporation (“WISeKey CH”), with WISeKey BVI as described in the prospectus forming part of this registration statement on Form F-4.

The amount of registration fee is calculated pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by determining the product of (i) the proposed maximum aggregate offering price and (ii) 0.00013810.

The amount registered for B Shares represents the maximum number of WISeKey BVI Class B Shares issuable in the Merger, limited by the WISeKey BVI Class B Share Cap (as defined in this prospectus). Holders of WISeKey CH Class B Shares may elect to receive ten WISeKey BVI Class B Shares for each WISeKey CH Class B Share, and holders of WISeKey CH Class A Shares may elect to receive one WISeKey BVI Class B Share for each WISeKey CH Class A Share, in each case subject to the WISeKey BVI Class B Share Cap.

Solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $13.80, which represents the average of the high and low prices of the WISeKey CH Class B Shares on SIX on July 13, 2026, converted into U.S. dollars using the CHF-to-USD exchange rate of $1.23 on July 13, 2026, by the maximum number of WISeKey CH Class B Shares to be exchanged for WISeKey BVI Class B Shares, calculated pursuant to Rule 457(f)(1) and Rule 457(c) of the Securities Act.